Exhibit 8(h)(5)

Amendment No. 5 to Participation Agreement (Vanguard)

FIFTH AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment to Participation Agreement is dated and effective as of September 1, 2013, by and among VANGUARD VARIABLE INSURANCE FUND (hereinafter the “Fund”), THE VANGUARD GROUP, INC. (hereinafter the “Sponsor”), VANGUARD MARKETING CORPORATION (hereinafter the “Distributor”), and MONUMENTAL LIFE INSURANCE COMPANY (hereinafter the “Company”), on its own behalf and on behalf of each separate account of the Company named in Schedule A hereto as may be revised from time to time (each such account hereinafter referred to as the “Account”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties hereto have entered into a Participation Agreement dated June 30, 2010 (the “Agreement”) and desire to modify certain provisions of the Agreement;

NOW, THEREFORE, in consideration of the mutual promises, the parties hereto agree as follows:

1.	Schedule B of the Agreement is hereby deleted in its entirety and replaced with the first attached Schedule B, which will be effective from September 1, 2013 through December 4, 2013. Effective December 5, 2013, Schedule B of the Agreement will be deleted in its entirety and replaced with the second attached Schedule B.

2.	A new paragraph, numbered consecutively, is added to ARTICLE II. Representations and Warranties, as follows:

2.15 Fund, Sponsor, and Distributor each agree to promptly notify the Company when any underlying fund becomes a commodity pool operator (“CPO”) as defined under the Commodities Exchange Act (“CEA”), and Sponsor is required to register with the Commodity Futures Trading Commission (“CFTC”) as a CPO with respect to any underlying fund. Until such notification is provided to the Company, Fund and Sponsor and Distributor each represent and warrant that it is not a CPO, and Sponsor represents and warrants it is not required to register as a CPO with respect to any underlying fund. Fund, Sponsor and Distributor each represent and warrant that it will at all times comply with the CEA and CFTC rules and regulations to the extent required.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: September 1, 2013

VANGUARD VARIABLE INSURANCE FUND		THE VANGUARD GROUP, INC.

By:	/s/ Heidi Stam	By:	/s/ Timothy P. Holmes
Name:	Heidi Stam	Name:	Timothy P. Holmes
Title:	Secretary	Title:	Principal
Date:		Date:	11/19/13

VANGUARD MARKETING CORPORATION		MONUMENTAL LIFE INSURANCE COMPANY

By:	/s/ Heidi Stam	By:	/s/ Anne M. Spaes
Name:	Heidi Stam	Name:	Anne M. Spaes
Title:	Senior Vice President	Title:	Vice President
Date:		Date:	11/27/13

SCHEDULE B

LARGE TRANSACTION AMOUNTS

Effective September 1, 2013 through December 4, 2013

Portfolio	Large Transaction Amount
Money Market Portfolio	$5,000,000
Total Bond Market Index Portfolio	$1,000,000
Total Stock Market Index Portfolio	$500,000
High-Yield Bond Portfolio	$500,000
Short-Term Investment-Grade Portfolio	$1,000,000
Balanced Portfolio	$1,000,000
Diversified Value Portfolio	$1,000,000
Equity Income Portfolio	$500,000
Equity Index Portfolio	$500,000
Growth Portfolio	$500,000
Mid-Cap Index Portfolio	$200,000
REIT Index Portfolio	$100,000
Small Company Growth Portfolio	$1,000,000
International Portfolio	$1,000,000
Capital Growth Portfolio	$250,000
Conservative Allocation Portfolio	$150,000
Moderate Allocation Portfolio	$150,000

SCHEDULE B

LARGE TRANSACTION AMOUNTS

Effective December 5, 2013

Portfolio	Large Transaction Amount
Money Market Portfolio	$5,000,000
Total Bond Market Index Portfolio	$1,000,000
Total Stock Market Index Portfolio	$500,000
High-Yield Bond Portfolio	$500,000
Short-Term Investment-Grade Portfolio	$1,000,000
Balanced Portfolio	$1,000,000
Diversified Value Portfolio	$1,000,000
Equity Income Portfolio	$500,000
Equity Index Portfolio	$500,000
Growth Portfolio	$500,000
Mid-Cap Index Portfolio	$200,000
REIT Index Portfolio	$200,000
Small Company Growth Portfolio	$1,000,000
International Portfolio	$1,000,000
Capital Growth Portfolio	$250,000
Conservative Allocation Portfolio	$150,000
Moderate Allocation Portfolio	$150,000